                                                           Exhibit 8(b)(vii)(d)

               AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT


     THIS AMENDMENT NO. 4 TO THE AGREEMENT by and among The Lincoln National Life Insurance Company (hereinafter, the "Company"), an Indiana life insurance company, and the T. Rowe Price International Series, Inc., a corporation organized under the laws of Maryland, T. Rowe Price Equity Series, Inc., a corporation organized under the laws of Maryland (which together with the T. Rowe Price International Series, Inc. shall be collectively referred to as the "Funds") and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation is effective as of October 10, 2011.

     WHEREAS, the Company, the Funds and Underwriter are parties to that certain Participation Agreement dated October 1, 1996, as amended, (the "Agreement"); and

     WHEREAS, the parties desire to amend Schedule A of the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

     1. Schedule A of the Agreement is deleted and replaced in its entirety by the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                               THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                               By its authorized officer

                               By:  /s/ Daniel R. Hayes
                                    ---------------------
                               Name:    Daniel R. Hayes
                               Title:   Vice President


                               T. ROWE PRICE INTERNATIONAL SERIES, INC.
                               By its authorized officer

                               By: /s/ David Oestreicher
                                   -----------------------
                               Name:   David Oestreicher
                               Title:  Vice President


                               T. ROWE PRICE EQUITY SERIES, INC.
                               By its authorized officer

                               By: /s/ David Oestreicher
                                   -----------------------
                               Name:   David Oestreicher
                               Title:  Vice President


                               T. ROWE PRICE INVESTMENT SERVICES, INC.
                               By its authorized officer

                               By: /s/ Fran Pollack-Matz
                                   -----------------------
                               Name:   Fran Pollack-Matz
                               Title:  Vice President

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                             SCHEDULE A
                  EFFECTIVE AS OF OCTOBER 10, 2011

        NAME OF SEPARATE ACCOUNT                 CONTRACTS FUNDED BY
AND DATE ESTABLISHED BY BOARD OF DIRECTORS         SEPARATE ACCOUNT        DESIGNATED PORTFOLIOS
------------------------------------------       -------------------       ---------------------
Lincoln National Variable Annuity Account L      Group Variable Annuity    T. Rowe Price International Series, Inc.
April 29, 1996                                                             T. Rowe Price International Stock Portfolio

Lincoln Life Flexible Premium Variable Life      Lincoln Corporate         T. Rowe Price Equity Series, Inc.
Account Z                                        Variable Private          T. Rowe Price Mid-Cap Growth Portfolio
July 30, 2003                                    Solutions                 T. Rowe Price Equity Income Portfolio
                                                                           T. Rowe Price International Series, Inc.
                                                                           T. Rowe Price International Stock Portfolio

Lincoln Life Flexible Premium Variable Life      Lincoln Corporate         T. Rowe Price Equity Income Portfolio
Account S                                        Variable Private
November 2, 1998                                 Solutions